EXHIBIT 10.16

                             JOINT VENTURE AGREEMENT

         This AGREEMENT, made and entered into this 14th day of January, 2004 By and existing between Delta Mutual, Inc., a corporation duly organized and existing under the laws of the State of Delaware, and having its head office at 111 North Branch Street, Sellersville, PA 18960 (hereinafter referred to as "Delta"), and Hi Tech Consulting and Construction, Inc., a corporation duly organized and existing under the laws of the State of Virginia, and having its head office presently located at 1725 Gosnell Road, Suite 203, Vienna, VA 22182 (hereinafter referred to as "Hi Tech').

                                  WITNESSETH :

         WHEREAS, Delta and its AFFILIATES (as hereinafter defined) are engaged, inter-alia, in providing environmental SERVICES (as hereinafter defined), and have accumulated unique knowledge and experience in that connection; and

         WHEREAS, Hi Tech and Delta mutually agreed to establish a corporation under the laws of the State of Delaware, in which each of them will be shareholders, for the purpose of the sale of such SERVICES primarily in Middle East and Africa;

         NOW THEREFORE, for and in consideration of the premises and mutual covenants herein contained, Delta and Hi Tech hereby set forth their agreement as follows:

SECTION   1.00    DEFINITIONS

         When used in the Agreement, each of the terms set forth in this SECTION
1.00 shall have the meaning indicated:

                  1.01     "NEWCO"

         The stock corporation to be incorporated under the laws of the State of Delaware by the parties hereto in the manner provided in Section 3.00 hereof, and to be known as "Delta-Envirotech".

                  1.02     "EFFECTIVE DATE"

         Those authorizations, validations, licenses, ruling or other governmental approvals or actions required or permitted to be obtained pursuant to SECTION 2.00 hereof.

                  1.03     "EFFECTIVE DATE"

         The date on which both parties have agreed that all AUTHORIZATIONS have been obtained and are satisfactory to both parties.

                  1.04     "ASSOCIATED AGREEMENTS"

         Those agreements related to this Agreement which are to be executed simultaneously herewith and which are listed in SECTION 4.00.

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                  1.05     "SERVICES"

         Providing SERVICES for the cleaning and recycling of polluted land and water for industrial and civil applications. Where applicable, the rights to use certain patents to produce alternative fuels from waste materials.

                  SECTION  2.00     AUTHORIZATIONS TO BE OBTAINED

                  2.01     Failure to Obtain AUTHORIZATIONS

         In the event that the AUTHORIZATIONS shall not have been obtained within one hundred twenty (120) days after the date of execution of this Agreement, unless otherwise mutually agreed in writing between the parties hereto, this Agreement and the ASSOCIATED AGREEMENTS shall terminate automatically and rights, duties and obligations of each of the parties hereunder to the other shall no longer exist, except as otherwise provided in
SECTION 11.00 hereof.

SECTION  3.0      FORMATION OF NEWCO

                  3.01     Organization and Registration

         Promptly after the EFFECTIVE DATE, Hi Tech shall take steps necessary to organize and register NEWCO under the laws of the State of Virginia. The registered head office of NEWCO shall be located in the State of Virginia. The parties hereto shall closely cooperate and consult with and assist each other with respect to the procedures and particulars of the organization of NEWCO.

                  3.02     Articles of Incorporation of NEWCO

         At the time of the organization and registration of NEWCO pursuant to Paragraph 3.01 hereof, and parties hereto shall cause NEWCO to adopt as its articles of incorporation the structure as established by the Secretary of State of the State of Delaware.

                  3.03     Business Purposes of NEWCO

         At the time of the organization and registration of NEWCO pursuant to Paragraph 3.01 hereof, the articles of incorporation of NEWCO shall contain the following business objectives and purposes:

                  3.03.01 To provide remediation and recycling services to entities required to clean polluted areas.

                  3.03.02 To provide alternative fuels for industrial applications from waste materials.

                  3.03.03 To engage in all business and activities related or incidentalto any of the foregoing.

                  3.04     Total Paid-In Captial of NEWCO

          NEWCO pursuant to Paragraph 3.01 hereof, NEWCO shall have an initial paid-in capital of $750,000 as specified in Exhibit I.

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                  3.05     Capital Contributions

         Delta shall contribute to NEWCO, as its contribution to the initial paid-in capital of NEWCO, the sum of $375,000 in cash. Additionally, Delta shall issue to Mehran David Razmara, the appointee as President and C E O of NEWCO, Fifty Thousand (50,000) shares of restricted common stock of Delta Mutual, Inc. UPON SIGNING AND AN ADDITIONAL Fifty Thousand Shares 50,000 shares of its restricted common stock no later than end March 2004. Hi Tech shall contribute to NEWCO, as its contribution the amounts incurred in development of the business structure as per Exhibit II and markets. In exchange for the contributions described in this Paragraph 3.05, NEWCO shall issue SHARES of par value of $0.001 per SHARE as follows: 1) to , Delta 750 SHARES; and 2) to Hi Tech, 750 SHARES.

SECTION  4.00     ASSOCIATED AGREEMENTS

                                    None

SECTION  5.00     MANAGEMENT OF NEWCO

                  5.01     Meeting of the Shareholders of NEWCO

Each shareholder of NEWCO shall be given timely notice of the time, date and place of general meetings of shareholders, in no event later than thirty (30) days prior to the date of convocation of each such meeting, in each case; provided, however, that such period of notice maybe shortened for any particular meeting with the unanimous consent of all the shareholders of record. Notices of general meetings of shareholders of NEWCO given to shareholders who do not reside in Virginia shall be sent by fax and confirmed by registered airmail or courier. All such notices shall be accompanied by a complete agenda for the meeting, in each case. An annual general meeting of shareholders shall be held within ninety days after the close of each business year.

                  5.02     Resolutions of Shareholders

                  Except as otherwise required by mandatory provisions of law or provided for in the articles of incorporation of NEWCO: 1) A quorum for a general meeting of the shareholders of NEWCO shall require the presence, in person or by proxy, of shareholders of NEWCO holding two-thirds of the total issued and outstanding SHARES of NEWCO entitled to vote; and 2) Resolutions of general meetings of the shareholders of NEWCO shall be adopted by the affirmative vote of two-thirds of the SHARES represented in person or by proxy at a meeting at which a quorum is present, including without limitation the following:

                  1.       Any amendment of the Articles of Incorporation;


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                  2.       Any alteration of the authorized capital or capital
                           reserves of the NEWCO;

                  3. Transfer of the whole or of an important part of the business of NEWCO or taking over of the whole or a part of the business of any other company or entry into any joint venture or partnership;

                  4. Dismissal of Directors and statutory Auditor; provided that a party shall only vote for the removal of a director at the request of the party who nominated that director;

                  5. Dismissal of and hiring (of new) Independent Public Accountants;

                  6. Any other matters the adoption of which requires special resolution of general shareholders meeting under the Uniform Commercial Code.

                  5.03     The Board of Directors of NEWCO

         Except as otherwise required by mandatory provisions of law or provided for in the articles of incorporation of NEWCO, responsibility for the management, direction and control of NEWCO shall be vested in the board of directors of NEWCO. The articles of incorporation of NEWCO shall, unless otherwise mutually agreed in writing between the parties hereto, provide for the election of three (3) directors of NEWCO.

                  5.04     Election of Directors

         The directors of NEWCO shall be elected at general meetings of shareholders. It is understood and agreed by the parties hereto that one (1) of the directors of NEWCO shall be individuals nominated by Delta Mutual, Inc., and two (2) shall be individuals nominated by Hi Tech. Each of the parties hereto hereby covenants and agrees to vote its SHARES of NEWCO to cause the election of the directors nominated in accordance with the foregoing. In the event of the death, incapacity, resignation or other removal of a director prior to the end of his term, each of the parties hereto agrees to vote its shares so as to elect as his replacement a director nominated by the party hereto who nominated the director whose death, incapacity, resignation or removal was the cause of such vacancy.

                  5.05     Meetings of the Board of Directors of NEWCO

         Each of the directors of NEWCO shall be given timely written notice of the time, date and place of meetings of the board of directors of NEWCO, in no event later than thirty (30) days prior to the date of convocation of such meetings, in each case; provided, however, that such period of notice maybe shortened or dispensed with for any particular meeting by the unanimous written consent of all the directors in office. Notices of meetings of the board of directors of NEWCO given to directors who do not reside in Virginia shall be sent by fax and confirmed by either registered airmail or courier. All such notices shall be accompanied by a complete agenda for the meeting, in each case. All directors of NEWCO shall receive copies of minutes of all meetings of the board of directors.



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                  5.06     Resolutions of Directors

         Except as otherwise required by mandatory provisions of law, or by the articles of incorporation of NEWCO, resolutions of the board of directors shall be adopted only by the affirmative vote of a majority of all of the directors of the company to be elected to office pursuant to Paragraph 5.04 hereof, present in person, provided however, that the following matters may only be approved by unanimous consent of all the directors:

                  1. Adoption of a Three Year Operating Plan or approval of any significant deviation from the Three Year Operating Plan last approved by the shareholders;

                  2. The acceptance of any customer order that would require additional facilities and investment or substantial outside contracting for such order;

                  3. Incurring liabilities substantially in excess of approved plan levels whether or not in the ordinary course of business;

                  4. Extending credit, in terms of time or amounts, beyond approved levels; and

                  5. Offering warranties or guarantees on product performance beyond approved statements.

                  5.07     Representative Director

         NEWCO shall have one (1) representative director who shall be appointed by the board of directors of NEWCO from among the members of said board and who shall be an individual nominated by Hi Tech and acceptable to the Parties.

                  5.08     Officers

         NEWCO shall have the following officers:

                  President and C E O

         Each of the parties hereto hereby covenants and agrees to cause the directors of NEWCO nominated by it to cast their votes so as to appoint as officers of NEWCO individuals who qualify under the respective sub-paragraph of this Paragraph 5.08. In the event of the death, incapacity, resignation or other removal of an officer prior to the end of his term, each of the parties hereto agrees to cause the directors of NEWCO to cast their votes so as to appoint as his replacement a nominee who qualifies under the foregoing provisions of this Paragraph 5.08.

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                  5.09     Auditor

         NEWCO shall have one statutory auditor who shall be approved by both parties.

                  5.10     Accounting Period and Books of Account

                  5.10.1   Accounting Period and Books of Account

                           The accounting period of NEWCO shall commence of January 1 of each year and end on December 31 of the same year; provided, however, that the first accounting period of NEWCO shall commence on the date of organization of NEWCO pursuant to Paragraph 3.01 hereof and end on December 31 of the same year.

                  5.10.2   Books of Account

                           NEWCO shall keep true and accurate books of account and records in accordance with sound accounting practices, employing standards, procedures and form in conformity with generally accepted accounting practices.

                  5.11     Independent Public Accountants

                           At the end of each accounting period of NEWCO, the books of account and records of NEWCO shall be audited, at the expense of NEWCO, by a firm of certified public accountants of international reputation, competent to audit the books of NEWCO in the manner required by Paragraph 5.10 hereof. Such firm of independent public accountants shall certify the annual financial reports of NEWCO suitable for use by each of the parties hereto in connection with its financial and tax reports.

                  5.12     Reporting and Inspection of NEWCO Records

                           NEWCO shall submit to its shareholders, copies of the following reports:

                  Quarterly Statement of Profit and Loss.

                  Quarterly Balance Sheet and Statement of Accounts.

                  Quarterly Listing of Purchase Commitments by month.

                  Quarterly Forecast of Profit and Loss and Balance Sheet.



         Further, NEWCO shall make available to each of the parties hereto, or to their authorized representatives, its books of account and records, if and when either party hereto shall so request.

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         SECTION  6.00     FACILITIES, PERSONNEL

                           6.01 Operating Facilities

                           As soon as possible after the EFFECTIVE DATE, NEWCO shall complete any required office space. Additional operating facilities maybe constructed by NEWCO in the future, or acquired through purchase or lease, in accordance with pertinent provisions of its articles of incorporation.

                           6.02 Personnel

                           6.02.1 General

                           All personnel employed by NEWCO shall become full-time regular employees of NEWCO, and shall not be on loan or detached service from another employer unless otherwise agreed between the parties. The conditions of employment of such personnel, including the remuneration thereof, shall be established in work rules to be adopted by the board of directors of NEWCO.

                           6.02.2 Recruiting

                           Hi Tech agrees to facilitate recruiting of operational personnel by NEWCO so as to provide the greatest possible assistance in the commencement and development of operations of NEWCO.

                           6.02.3 Expatriate Personnel

                           If the parties decide that it is necessary to employ non-US citizens in the operation of NEWCO, the parties shall cooperate and mutually assist each other in effecting same.

         SECTION  7.00 FINANCING


                           7.01 Manner of Providing Additional Capital

                           The parties agree that, should it be determined by agreement between them, in accordance with sound and prudent business practices, that additional capital is required for NEWCO beyond that to be contributed pursuant to SECTION 3.00 hereof, and further beyond credit facilities available directly to NEWCO such additional capital will, except as otherwise provided elsewhere in the SECTION 7.00, be provided by Delta and Hi Tech and each in proportion to its equity interest in NEWCO, and in like manner and on the same terms and conditions, whether made in the form of equity, debt or guarantees of loans authorized to be taken by NEWCO or otherwise, unless the parties otherwise mutually agree in writing.

                           7.02 Condition for Obligation of Additional Capital

                           Anything to the contrary in the SECTION 7.00 notwithstanding, the parties shall not be required to provide any additional capital for NEWCO, whether in the form of loans, equity, guarantees, or otherwise, unless and until it shall first obtain such governmental validations, authorizations, licenses or other proposals as maybe necessary or desirable under applicable laws or regulations in force at the time such additional capital is to be provided.

                           7.03 Pre-emptive Rights

                           The parties hereto, as shareholders of NEWCO, shall have pre-emptive rights to acquire any SECURITIES which NEWCO may issue subsequent to its organization and registration pursuant to Paragraph 3.01 hereof, each in proportion to its equity interest in NEWCO. Should either of the parties hereto decline such right, the other party hereto shall have pre-emptive rights to all such additional SECURITIES so declined by the other; provided, however, that it is expressly understood and agreed that the failure of to exercise its pre-emptive rights, as aforesaid, for the reason that any requisite authorization, license, or approval, as maybe required by laws or regulations then in effect, cannot be obtained therefore in form and substance satisfactory to Delta shall not be considered or deemed a waiver by of such pre-emptive rights or an election by not to so subscribe, and Hi Tech shall not therefore have the right to subscribe to any portion whatsoever of such additional SECURITIES including either its own portion or that of.

                           8.0 TRANSFERS, ETC. OF SECURITIES

                           8.01 General Restriction of Transfers Etc.

                           Except as otherwise expressly provided for in the
                           SECTION 8.00, Delta and Hi Tech mutually covenant and agree not to sell, assign, pledge or in any other manner transfer title or rights to, or otherwise encumber, any of the SECURITIES of NEWCO held by them respectively, or to take any action leading to or likely to result in any of the foregoing.

                           8.02 Transfers

                           Anything to the contrary in the SECTION 8.00 notwithstanding, neither Party shall have the right, without obtaining the prior written consent of the other Party, to transfer to any AFFILIATE of, or any corporation acquiring all or substantially all of the assets of, or any surviving or newly formed corporation in connection with a merger or amalgamation involving all or any portion of the SECURITIES of NEWCO held by; provided, however, that prior to any such transfer of the SECURITIES of NEWCO by pursuant to this Paragraph 8.02, the other Party shall be apprised and consulted concerning the manner, timing and purpose of such transfer, and a written undertaking by the prospective transferee of the obligations of hereunder shall be obtained and submitted to the other Party.

         SECTION  9.00 ADDITIONAL UNDERTAKINGS AND COVENANTS

                  9.01     Performance of ASSOCIATED AGREEMENTS

                           The parties hereto agree to exercise their best efforts to cause the full, timely and faithful performance by NEWCO of all the terms and conditions of the ASSOCIATED AGREEMENTS to which NEWCO shall become a party pursuant to SECTION 4.00 hereof.

                           9.02 Industrial Property Rights

                           Hi Tech shall not, directly or indirectly, itself or through any other person or firm controlled (directly or indirectly) by it secure by this Agreement or any ASSOCIATED AGREEMENT or by any of its actions thereunder any right in or to any patent or patent rights in any PRODUCT or any right in or to any proprietary technology and know-how relating to any PRODUCT disclosed by or its AFFILIATES pursuant to this Agreement or any of the ASSOCIATED AGREEMENTS, or in any trade names, trade or service marks, copyrights, designs or any other property rights of or its AFFILIATES, whether registered or not relating to or used in connection with any PRODUCTS covered by this Agreement or any ASSOCIATED AGREEMENT.

                           9.03 TRADEMARKS

                           Delta and Hi Tech expressly agree that all use of trademarks and trade names in connection with SERVICES provided by NEWCO, and matters related thereto, shall be in strict accordance with the ASSOCIATED AGREEMENTS contemplated by SECTION 4.00 hereof. Hi Tech shall not, directly or indirectly, itself or through any other person or firm controlled (directly or indirectly) by it, contest or aid others in contesting or do anything which is likely to impair or tend to impair the value or validity (hereby acknowledge by Hi Tech) of any trade names, trade and service marks of or its AFFILIATES relating to the SERVICES and or the exclusive ownership or rights of or its AFFILIATES therein. Upon request by at any time during the term of this Agreement or thereafter, Hi Tech shall take all steps necessary to assign and transfer to any rights relating to any names or marks of or its AFFILIATES which Hi Tech may have obtained, inadvertently or otherwise. All obligations of Hi Tech in this Paragraph 9.03 shall survive any termination of this Agreement or any ASSOCIATED AGREEMENT.

         SECTION  10.0 PAYMENT AND TAXES

                           NEWCO shall be liable for any and all taxes related to the provision of SERVICES provided by NEWCO.

         SECTION  11.00 CONFIDENTIALITY OF INFORMATION; OTHER

                           RESTRICTIONS

                  11.01    Duty of Secrecy and Confidentiality

                           The parties hereto agree to keep strictly secret and confidential and not to disclose to any third party, except to the extent that disclosure to NEWCO maybe required by this Agreement or by any of the ASSOCIATED AGREEMENTS, any and all valuable and proprietary information including, but not limited to, technical, economic and marketing information, acquired from either of the parties hereto, or from NEWCO (unless disclosure of such information is expressly permitted by this Agreement or by any ASSOCIATED AGREEMENT). OBLIGATIONS RELATING TO ITS UNPUBLISHED TECHNICAL DATA UNDER THIS agreement or any ASSOCIATED AGREEMENT shall at all times be subject to the Foreign Corrupt Practices Act and other laws and regulations of the United States Government and COMPANY B hereby gives its written assurance that it will comply with said laws and regulations as these maybe amended from time to time.

                  11.02    Restriction of Use

                  The parties hereto agree that they shall not use any valuable and proprietary information obtained from the other party hereto or from NEWCO for any purpose whatsoever except in a manner expressly provided for in the Agreement or in any of the ASSOCIATED AGREEMENTS, or upon the written consent of the party disclosing such valuable and proprietary information.

                  11.03 Maintenance of Secrecy and Confidentiality by Employees Of the Parties

                  The parties hereto agree to cause each of their respective employees who shall be given access to valuable and proprietary information obtained from the other party hereto to treat such information in accordance with the obligations of secrecy and confidentiality assumed by the parties pursuant to Paragraphs 11.01 and 11.02 hereof.

                  11.04    Duty to Enforce Secrecy Commitments

                  Each party hereto agrees to take at its own expense all reasonable action to compel compliance by its respective employees with the provisions of Paragraph 11.03 hereof.

                  11.05    Limitation and Survival of Obligations

                  The obligations undertaken by the parties hereto pursuant to this SECTION 11.00 shall not apply to any information obtained from the other party hereto or from NEWCO which is or becomes published or otherwise generally available to the public, other than in consequence of the willful or negligent act or omission of either of the parties hereto or NEWCO or either of their or its employees, or which is, at the time of disclosure, in the possession of the party to which such information is furnished, and such obligations, as so limited, shall survive termination of this Agreement or of any ASSOCIATED AGREEMENT

         SECTION  12.00 TERM AND TERMINATION

                  12.01    Term

                  This agreement shall become effective as of the date of execution hereof by the last of the parties hereto to execute this Agreement and shall continue in force and effect for an indefinite term thereafter, until NEWCO shall be dissolved or otherwise cease to exist as a separate entity, unless this Agreement is sooner terminated pursuant to 12.01.1, 12.02, 12.03, or 12.04.

                  12.01.1 Either party may, on one year's written notice to the other, terminate this Agreement. Such notice shall explain the basis upon which the decision to terminate has been reached.

                  12.02    Bankruptcy, Etc., of a Party or NEWCO

                  Either party hereto may terminate this Agreement by written notice to the other party hereto in the event that such other party hereto shall:

         12.02.1  Be declared insolvent or bankrupt;

                  12.02.2 Have all or any substantial portion of its capital stock or Assets expropriated by any government; or

                  12.02.3 Be dissolved or liquidated, except in consequence of a merger, amalgamation or other corporate reorganization to which it maybe a party.

         In case neither party is involved in any of the events enumerated in subparagraphs 12.02.1 through 12.02.3, such party shall be obligated to notify the other party of the occurrence of such event. Either party hereto may terminate this Agreement by written notice to the other party in the event that NEWCO shall be involved in any of the events enumerated in subparagraphs 12.02.1 through 12.02.3, inclusive.

                  12. 2.4  Breach by a Party or NEWCO

                  In the event of a material breach of this Agreement or of any ASSOCIATED AGREEMENT, including a breach by NEWCO of any ASSOCIATED AGREEMENT to which it is a party, a party hereto not in breach of this Agreement or of any ASSOCIATED AGREEMENT to which it is a party shall be entitled to terminate this Agreement by written notice to the other party hereto if, within sixty (60) days after written notice is given by such party not in breach complaining of a breach of this Agreement or of any ASSOCIATED AGREEMENT, the breach as aforesaid shall not have been corrected by the party in breach.

                  12.02.3  Governmental Alterations or Modification

                  If at any time during the term of this Agreement, any government or agency thereof should require, directly or indirectly, alteration or modification of any term or condition of this Agreement or an ASSOCIATED AGREEMENT, or of the performance of the parties hereunder or thereunder in a manner which is significantly and substantially adverse to a party hereto, then such party may, in good faith and at its sole discretion, terminate this Agreement forthwith in its entirety by giving written notice to that effect to the other party hereto. It is expressly understood and agreed by the parties hereto that in the event of such termination, the party electing to terminate this Agreement pursuant to this Paragraph 12.04 will incur no liability to the other party hereto for any alleged default or breach in the performance of this Agreement arising from the exercise of the right herein provided to terminate this Agreement.

                  12.02.4  Rights of the Parties Upon Termination

                  In the event that either party hereto elects to exercise its right of termination of this Agreement pursuant to Paragraphs 12.02, 12.03 or 12.04 the other party shall immediately dissolve and liquidate NEWCO. In the event that either party hereto elects to exercise its right of terminating of this Agreement pursuant to subparagraph 12.01.1, the parties hereto shall mutually arrange for the dissolution of NEWCO the following year. Both parties shall fully cooperate in such dissolution and liquidation of NEWCO. Nothing in this paragraph 12.05 shall in any manner adversely affect the remedies which either party may be entitled to under applicable law in the event of termination of this Agreement by either party hereto.

                  12.06    Force Majeure

                  With the exception of the obligations of NEWCO to make payments to any of the parties hereto pursuant to this Agreement or any of the ASSOCIATED AGREEMENTS, neither party hereto shall be liable to the other party for any loss, injury, delay, damages or other casualty suffered or incurred by such other party hereto due to strikes, failures of suppliers, riots, storms, fires, explosions acts of God, War, or any other cause similar thereto which is beyond the reasonable control of either party hereto, and any failure or delay by either party hereto in performance of any of its obligations under this Agreement or under any ASSOCIATED AGREEMENT due to one or more of the foregoing causes shall not be considered as a breach of this Agreement or of any ASSOCIATED AGREEMENT, as the case maybe, for purposes of this
                  SECTION 12.00.

                  12.07    Non-Waiver

                  The waiver, express or implied, by either of the parties of any right hereunder of any failure to perform or breach hereof by the other party shall not constitute or be deemed as a waiver of any other right hereunder or of any other failure to perform or breach hereof by any such other party hereto, whether of a similar or dissimilar nature thereto.

                  12.08    Survival of Rights, Duties and Obligations

                  Termination of this Agreement for any cause shall not release either party from any liability which at the time of termination has already accrued to the other party or which thereafter may accrue in respect of any act or omission prior to such termination. No shall any such termination of this Agreement affect in any way the survival of any right, duty or obligation of either party which is expressly stated elsewhere in this Agreement to survive termination hereof any ASSOCIATED AGREEMENT.

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         SECTION  13.00 INTERPRETATION

                  13.01    Applicable Law

                  The validity, construction and performance of this Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.

                  13.02    Effect of Headings

                  The headings of SECTIONS and paragraphs of this Agreement excepting those in SECTION 1.00, are to facilitate reference only, do not form a part of this Agreement, and shall not in anyway affect this interpretation hereof.

                  13.03    Modification, Etc. of Agreement

                  No oral explanation or oral information by either of the parties hereto shall alter the meaning or interpretation of this Agreement. No amendment or change hereof or addition hereto shall be effective or binding on either of the parties unless reduced to writing and executed by the respective duly authorized representatives of each of the parties.

         SECTION  14.00 MISCELLANEOUS

                  14.01    Assignment

                  This Agreement, and all rights and obligations hereunder, are personal as to the parties hereto and shall not be assigned, by either of the parties hereto to any third party without the prior written consent of the other party; provided, however, that either Delta or Hi Tech may assign this Agreement, in connection with a transfer to its SECURITIES of NEWCO in accordance with paragraphs 8.02 or 8.03 hereof, subject to the assumption in writing by such transferee of all of the obligations and duties of the assigning party set forth in this Agreement.

                  14.02    Notices

                  Except as otherwise provided in this Agreement, all notices required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if dispatch by fax and either registered airmail or courier, addressed as follows:

         If to Hi Tech:

                  Hi Tech Consulting and Construction, Inc.

                  1725 Gosnell Road, Suite 203

                  Vienna, VA 22182

         If to Delta:

                  Delta Mutual, Inc.

                  111 North Branch Street

                  Sellersville, PA 18960


         Either party hereto may change its address by a notice given to the other party hereto in the manner set forth above.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the day and year first set forth.

         WITNESS:


                                    BY: /s/ Mehran David Razmara
         ------------------------      ---------------------------
                                       Mehran David Razmara, President
                                       Hi Tech Consulting and Construction, Inc.



         WITNESS:


                                    BY: /s/ Peter F. Russo
         ------------------------      ---------------------------
                                       Peter F. Russo, President and CEO
                                       Delta Mutual, Inc.



         WITNESS:


         ------------------------

                                    Exhibit I

                              Capital Contributions

Delta Mutual, Inc.

         Cash Contributions to Capital                                 $ 375,000
                                                                       ---------





Hi Tech Consulting and Construction, Inc.

         Organization and Structure Expenses

                  Incurred, Contribution Value       $ 129,720

         Market and Client Access                       245,280        $ 375,000
                                                        -------        ---------





         Total Capital Contributions                                   $ 750,000
                                                                       ---------




      Incentive Schedule

      Delta Mutual, Inc. common stock shares will be issued to David Razmara at no cost upon reaching the following objectives:



      Receipt of the first $2.5 Million of orders/contracts not later than June 30, 2004 - 100,000 shares;

      Receipt of the next $2.5 Million of orders/contracts not later than October 31, 2004 - 200,000 shares; and

      Receipt of the next $20 Million of orders/contracts not later than March 31, 2005 - 200,000 shares.

                                   Exhibit II

                           Cash Contribution Schedule

         Delta Mutual, Inc. Schedule of Cash Contributions:


                  On or Before Tuesday, January 2004          $  50,000


                  On or Before February 5, 2004               $  22,500


                  On or Before February 29, 2004              $  27,500


         On or Before March 31, 2004                          $  27,500


         On or Before April 30, 2004                          $  27,500


         On or Before May 31, 2004                            $  27,500


         On or Before June 30, 2004                           $  27,500


         On or Before July 31, 2004                           $  27,500


         On or Before August 31, 2004                         $ 27,500


         On or Before September 30, 2004                      $ 27,500


         On or Before October 31, 2004                        $ 27,500


         On or Before November, 30, 2004                      $ 27,500


         On or Before December 31, 2004                       $ 27,500
                                                              --------


     Total Cash Contribution                                  $375,000
                                                              ========